                                                                    EXHIBIT 2.01

                     AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") is entered
                                                      ---------
into as of January 7, 2000 ("Agreement Date"), by and among Exodus
                             --------------
Communications, Inc., a Delaware corporation ("Acquirer"), KeyLabs, Inc., a Utah
                                               --------
corporation ("Target"), and EKLI Acquisition Corp., a Utah corporation that is a
              ------
wholly-owned subsidiary of Acquirer ("Newco").
                                      -----


                                   RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into Target in a reverse triangular merger (the "Merger"), with Target to be the surviving corporation of
                        ------
the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law") and the applicable provisions of the Utah Revised Business
  ------------
Corporation Act (the "Utah Law").  Upon the effectiveness of the Merger (the
                      --------
"Effective Time"), all the outstanding Target Common Stock, $0.01 par value
 --------------
("Target Common Stock") and Common Stock equivalents of Target will be converted
  -------------------
into Common Stock and Common Stock equivalents of Acquirer, all in the manner and on the basis determined herein.

     B. The Merger is intended to be treated in accordance with the purchase method of accounting and as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.
 ----

     C. Concurrently with the execution hereof, each of the officers of Target and each of those entities represented on Target's Board of Directors who owns in excess of 1% of Target's currently outstanding stock has entered into a voting agreement irrevocably agreeing to vote for the Merger and not to solicit, encourage or tender shares into an alternative proposal, and committing not to transfer or sell shares subject to the proxy.

          NOW, THEREFORE, the parties hereto agree as follows:

          1.   PLAN OF REORGANIZATION

          1.1  The Merger. The Articles of Merger required by Section 16-10a-
               ----------
1105 of the Utah Law ("the Articles of Merger") will be filed with the Division
                           ------------------
of Corporations and Commercial Code of the Utah Department of Commerce (the "Division") as soon as practicable after the Closing (as defined in Section 6.1
 --------
below). The Effective Time will occur upon the filing of the Articles of Merger with the Division, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement, Newco will be merged with and into Target in a statutory merger pursuant to this Agreement and in accordance with applicable provisions of Utah Law as follows:

               1.1.1 Conversion of Target Preferred Stock. Each share of Series
                     ------------------------------------
A Preferred Stock of Target, par value $0.01 per share (the "Target Preferred
                                                             ----------------
Stock"), that is issued
-----
and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.10 below) will, by virtue of the Merger and at the Effective Time, and without any action on the part of any holder thereof, be canceled and converted into the right to receive a fraction of a share of Acquirer Common Stock equal in value to the aggregate per share liquidation preference of a share of Target Preferred Stock pursuant to Target's Articles of Incorporation as amended through immediately prior to the Effective Time. For purposes of this Section 1.1.1, the value of a share of Acquirer Common Stock shall be the Agreement Date Average Price Per Share (as defined in Section 1.1.4(b) below). The total number of shares of Acquirer Common Stock issued pursuant to this Section 1.1.1 shall be referred to as the "Preferred Stock
                                                            ---------------
Consideration."
-------------

               1.1.2  Conversion of Target Common Stock.  Each share of Target
                      ---------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.10 below) will, by virtue of the Merger and at the Effective Time, and without any action on the part of any holder thereof, be canceled and converted into the right to receive the Applicable Fraction (determined in accordance with Section 1.1.4 hereof) of a share of validly issued, fully paid and nonassessable Common Stock, $.001 par value, of Acquirer ("Acquirer Common Stock").
                     ---------------------

               1.1.3  Assumptions of Options.  Effective at the Effective Time,
                      ----------------------
Acquirer will assume all the outstanding options (whether vested or unvested) to purchase Target Common Stock listed on Item 2.3 (as described in Section 2.3(b)
                                       --------
below) (collectively, the "Target Options"). Each Target Option shall be
                           --------------
converted into an option (an "Acquirer Option"), to purchase that number of
                              ---------------
shares of Acquirer Common Stock that is equal to the number of shares of Target Common Stock that could be purchased pursuant to the Target Option immediately prior to the Effective Time multiplied by the Applicable Fraction (determined in accordance with Section 1.1.4 hereof), rounded down to the nearest whole share. The exercise price per share of Acquirer Common Stock purchasable under each such Acquirer Option shall be equal to the exercise price per share of Target Common Stock under the corresponding Target Option divided by the Applicable Fraction, rounded up to the nearest tenth of a cent. All of the other terms and conditions of each Acquirer Option will be the same in all material respects to the corresponding Target Option, subject to and except as provided in Section
1.3 hereof. There will be no acceleration of options as a result of the Merger and all options will continue to vest on the current schedule. No cash will be paid in lieu of fractional shares, which are rounded down pursuant to this Section. Within 45 calendar days after Closing, Acquirer will file a registration statement on Form S-8 with respect to those shares issuable upon exercise of the Target Options for which such form is available. Acquirer may grant Target employees additional options to purchase Acquirer stock options under standard terms of Acquirer stock option and equity incentive plans.

               1.1.4  Definitions; Consideration.
                      --------------------------

                      (a)  The "Applicable Fraction" shall be determined by
                                -------------------
dividing (i) the "Net Acquirer Shares" (as defined below) less the Preferred
                  -------------------
Stock Consideration (as defined above) by (ii) the sum of (A) the number of shares Target Common Stock outstanding at the Effective Time and (B) the total number of shares of Target Common Stock issuable upon exercise of all Target Options outstanding at the Effective Time (excluding the unvested nonemployee options held by Altiris employees which options will terminate by their terms upon the closing of the Merger) ("Outstanding Target Options") (the number of shares referred to in
              --------------------------
clause (ii) being referred to herein as the "Fully-Diluted Target Common
                                             ---------------------------
Stock").
-----

                    (b) The "Total Acquirer Shares" shall mean the total number
                             ---------------------
of shares of Acquirer Common Stock to be issued or to become issuable in the Merger to the holders of Target capital stock ("Target Shareholders") and the
                                                -------------------
holders of Outstanding Target Options ("Target Option Holders") and Canopy with
                                        ---------------------
respect to the Canopy Note, which shall equal (A) $43,520,000 divided by (B) $87.95625 (the "Agreement Date Average Price Per Share"), or up to 494,791
                --------------------------------------
shares of Acquirer Common Stock.

                    (c) The "Net Acquirer Shares" shall mean the Total Acquirer
                             -------------------
Shares less the Canopy Acquirer Shares.

                    (d) The "Canopy Acquirer Shares" shall mean that number of
                             ----------------------
Acquirer Common Stock equal to $1,520,000 divided by the Agreement Date Average Price Per Share. Upon the Merger, Acquirer will issue the Canopy Acquirer Shares to The Canopy Group, Inc. ("Canopy") in full satisfaction of the promissory note
                            ------
dated September 8, 1999 of Target in favor of Canopy (the "Canopy Note") in
                                                           -----------
exchange for and upon Acquirer's receipt of the cancelled Canopy Note.

               1.1.5  Adjustments for Capital Changes. If prior to the Merger,
                      -------------------------------
Acquirer or Target recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Applicable Fraction will be adjusted appropriately.

          1.2  Fractional Shares. No fractional shares of Acquirer Common Stock
               -----------------
will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Target Company Stock who would otherwise be entitled to receive a fraction of a share of Acquirer Common Stock will receive from Acquirer, promptly after the Effective Time, an amount of cash equal to the Closing Price Per Share multiplied by the fraction of a share of Acquirer Common Stock to which such holder would otherwise be entitled.

          1.3  Escrow Agreement. Pursuant to an Escrow Agreement to be entered
               ----------------
into on or before the Closing Date (as defined in Section 6.1) in the form attached as Exhibit 1.3 (the "Escrow Agreement"), among Acquirer, Target, the
            -----------       ----------------
Representative (as defined in the preamble paragraph of the Escrow Agreement hereof) of the Target Shareholders and State Street Bank and Trust Company (the "Escrow Agent"), Acquirer will withhold from the Total Acquirer Shares and
 ------------
deposit into escrow an aggregate of up to 49,479 shares of Acquirer Common Stock (the "Escrow Shares"). From the Total Acquirer Shares that would otherwise be
      -------------
distributable at Closing to the holders of Target Common Stock and Target Preferred Stock ("Closing Distributable Shares"), Escrow Shares shall be
                  ----------------------------
withheld and deposited into escrow representing the sum of (i) 10% of the Closing Distributable Shares plus (ii) 1,728 shares (representing 10% of the Canopy Acquirer Shares). Up to the balance of the Escrow Shares shall be withheld from the Total Acquirer Shares that would otherwise be issuable upon exercise of Acquirer Options prior to the first anniversary of the Closing by withholding from such otherwise issuable shares the same percentage thereof as Target shareholders had withheld from the shares otherwise distributable to them at the Closing. Promptly after the Closing Date, Acquirer will deposit or cause to be deposited in escrow pursuant to the Escrow Agreement, the Escrow Shares. The Escrow Shares will be held in escrow as collateral for the indemnification obligations of Target under Section 10.2 below and pursuant to the Escrow Agreement, pending release from escrow pursuant to the Escrow Agreement.

          1.4  Effects of the Merger. At the Effective Time, the parties agree
               ---------------------
that the following shall occur, whether by law or by action of Acquirer: (a) the separate existence of Newco will cease and Newco will be merged with and into Target and Target will be the surviving corporation pursuant to the terms of this Agreement (the "Surviving Corporation"); (b) the Articles of Incorporation
                     ---------------------
and Bylaws of Newco will remain the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law; (c) each share of Target Capital Stock and each of the Target Outstanding Options will be converted as provided in this Section 1; (d) the directors and executive officers of Newco will become the directors and executive officers of Target; and (e) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

          1.5  Further Assurances. Target and the Target Shareholders agree that
               ------------------
if, at any time after the Effective Time, Acquirer considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Acquirer or the Surviving Corporation title to any property or rights of Target as provided herein, Acquirer and any of its officers are hereby authorized by Target to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Acquirer or the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Target, the Target Shareholders or otherwise.

          1.6  Private Placement; Certificate Legends.  The shares of Acquirer
               -----------------  -------------------
Common Stock to be issued pursuant to this Section 1 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Acquirer Common Stock to be issued pursuant to this Section 1 shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws. Specifically, the shares issuable in connection with the Merger will not be eligible for public resale under Rule 144 for a period of one year following the Merger; provided, however, that Section 10.3 below provides for certain registration rights with respect to such shares.

          1.7  Hart-Scott-Rodino Filings.  Each of Acquirer and Target will
               -------------------------
prepare and file the applicable notices required to be filed by it under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and comply with
                                                   -------
any requests to it from the Federal Trade Commission or United States Department of Justice for additional information.

          1.8  Tax-Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. For purposes of this
Section 1.8, Acquirer and Target agree to report the transactions contemplated in this Agreement in a manner consistent with the reorganization treatment they intend and will not take any position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required to do so by any governmental authority. The shares of Acquirer Common Stock and the Acquirer Options issued in the Merger will be issued solely in exchange for the Target Capital Stock and Target Options pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Target Capital Stock and Target Options. Except for the cash paid in lieu of fractional shares, Acquirer will pay no consideration that could constitute "other property" within the meaning of Section 356 of the Code for shares of Target Capital Stock or Target Options in the Merger. Acquirer, Newco and Target will use all reasonable best efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under (S) 368(a)(1)(A) of the Code. At the Closing (as defined in Section 6.1 hereof), officers of Target and officers of Acquirer will execute and deliver officers' certificates that have been mutually agreed and approved by the parties' respective counsel.

          1.9  Purchase Accounting.  The parties intend that the Merger be
               -------------------
treated as a purchase for accounting purposes.

          1.10  Dissenting Shares.  Holders of shares of Target capital stock
                -----------------
who have complied with all requirements for perfecting shareholders' dissenters' rights, as set forth in Section 16-10a-1301 et seq. of the Utah Law, shall be entitled to their rights under the Utah Law with respect to such shares ("Dissenting Shares").
  -----------------

     2.   REPRESENTATIONS AND WARRANTIES OF TARGET

          Target hereby represents and warrants that, except as disclosed in the Target disclosure letter (the "Target Disclosure Letter") delivered by Target to
                               ------------------------
Acquirer herewith as amended from time to time in non-material respects prior to
Closing:

          2.1  Organization and Good Standing.  Except as disclosed in Item 2.1,
               ------------------------------                          --------
Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction where the nature of its business or location of its properties requires such qualification and where the failure to qualify would have a Material Adverse Effect (as defined below) on Target.

          2.2  Power, Authorization and Validity.
               ---------------------------------

               2.2.1 Target has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and under the Escrow Agreement and the other agreements to be signed by Target in connection with this Agreement (the "Target Ancillary Agreements"). This
                                     ---------------------------
Agreement and the Target Ancillary Agreements have been or will be duly executed and delivered by Target. The execution, delivery and performance of this Agreement and the Target Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Target (other than the approval and adoption of this Agreement by the shareholders of Target as required under Utah Law). The Board of Directors of Target has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Target and its shareholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Target and has unanimously approved the Merger, and (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the Target shareholders and directed that this Agreement and the Merger be submitted for consideration by the Target's shareholders at the Shareholders' Meeting (as defined in Section 4.14). The affirmative vote of the holders of a majority of the shares of Target Common Stock and Preferred Stock, voting in accordance with Target's Articles of Incorporation and Utah law, outstanding on the record date for the Stockholders' Meeting (the "Required Vote") is the only vote of the holders of any class or
              -------------
series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The signatories of the Voting Agreements signed concurrently herewith own or have the power to vote in the aggregate shares of Target Stock which if all voted would have the Required Vote.

               2.2.2 No filing, authorization or approval with or of any governmental entity is necessary or required to be made or obtained prior to the Effective Time to enable Target to enter into, and to perform its obligations under, this Agreement and the Target Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Division, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Utah law and the filing of appropriate documents with the relevant authorities of the states other than Delaware and Utah in which Target is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) the approval of the Target Shareholders of the transactions contemplated hereby, and (d) the filings required by the HSR Act.

               2.2.3 Assuming the due authorization, execution and delivery by Acquirer and, if applicable, Newco, this Agreement and the Target Ancillary Agreements are, or when executed and delivered by Target, and the other parties thereto will be, valid and binding obligations of Target, enforceable against Target and against the Escrow Shares deposited pursuant to the Escrow Agreement in accordance with their respective terms, subject to approval of Target's shareholders, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          2.3  Capitalization.
               --------------

               (a) Authorized/Outstanding Capital Stock. As of the date hereof,
                   ------------------------------------
the authorized capital stock of Target consists of 40,000,000 shares of Common Stock, $0.01 par value, of which 228,408 shares are issued and outstanding, and 10,000,000 shares of Series A Preferred Stock, $0.01 par value, of which 800,000 shares are issued and outstanding, which are currently convertible into an aggregate of 1,249,945 shares of Target Common Stock and immediately upon the filing of the contemplated amendment to Target's Articles of Incorporation the sole effect of which will be to cause such shares of Target Preferred Stock to be convertible into 800,000 shares of Target Common Stock ("Contemplated
                                                            ------------
Amendment") such shares of Target Preferred Stock shall be convertible into
---------
800,000 shares of Target Common Stock. As of the date hereof, an aggregate of 376,000 shares of Target Common Stock are reserved and authorized for issuance pursuant to the Target 1996 Stock Option/Stock Issuance Plan ("Plan"), of which
                                                               ----
options to purchase a total of 295,622 shares of Target Common Stock are outstanding and no shares of capital stock of Target (the "Target Stock") have
                                                           ------------
been reserved for issuance outside of the Plan, other than such shares of Target Common Stock which have been reserved for issuance upon conversion of the Target Preferred Stock. All issued and outstanding shares of Target capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, except where the failure to so qualify would not result in a Material Adverse Effect on Target. All outstanding Target Options have been duly authorized and validly issued, are not subject to any right of rescission and have been offered and granted by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, except where the failure to so qualify would not result in a Material Adverse Effect on Target. A list of all holders of Target Stock and options to purchase Target Stock, and the number of shares and options held by each, in each case as of the date hereof, has been delivered by Target to Acquirer herewith as Item 2.3. No Target Options are subject to
                               --------
acceleration of vesting as a result of the Merger or otherwise, except as disclosed on Item 2.3.

               (b) Options/Rights. Except as disclosed in Section 2.3(a) or on
                   --------------
Item 2.3, there are no options, warrants, calls, commitments, conversion
--------
privileges or preemptive or other rights or agreements outstanding to purchase any of Target's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Target Stock or obligating Target to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Except as described in Item 2.3, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Target's outstanding securities. Except as described in Item 2.3, Target is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          2.4  Subsidiaries and Guaranties. Except as disclosed in Item 2.4 of
               ---------------------------
the Disclosure Letter, Target does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Target is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Target.

          2.5  No Violation of Existing Agreements or Laws. Except as disclosed
               -------------------------------------------
in Item 2.5, neither the execution and delivery of this Agreement or any Target
   --------
Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Articles of Incorporation or Bylaws of Target, as currently in effect,
(b) any instrument or contract to which Target or is a party or by which Target is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Target or any Subsidiary or their respective assets or properties, other than, with respect to (a), (b) and
(c), any such conflict, termination, breach or violation that would not have a Material Adverse Effect on Target. The consummation of the Merger and succession by the Surviving Corporation to all rights, licenses, franchises, leases and agreements of Target in and of itself will not require the consent of any third party, except as disclosed in Item 2.5.
                              --------

          2.6  Litigation.  Except as disclosed in Item 2.6, there is no action,
               ----------
proceeding or claim or investigation pending against Target before any court or administrative agency nor is there any basis therefor, nor has any party threatened same. Except as disclosed in Item 2.6, there is no basis for any
                                         --------
shareholder or former shareholder of Target, or any other person, firm, corporation or entity to assert a claim against Target, Acquirer or the Surviving Corporation as successor in interest to Target based upon: (a) ownership or rights to ownership of any shares of Target Stock or other securities, (b) any rights as a Target securities holder, including, without limitation, any option or other right to acquire any Target securities, any preemptive rights or any rights to notice or to vote or (c) any rights under any agreement between Target and any Target securities holder or former Target securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Target has received any notice of assertion against Target, which in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement.

          2.7  Target Financial Statements.  Target has delivered to Acquirer in
               ---------------------------
Item 2.7 Target's audited balance sheet as of December 31, 1998 (respectively,
--------
the "Target Balance Sheet" and the "Balance Sheet Date") and Target's unaudited
     --------------------           ------------------
balance sheet as of November 30, 1999 (respectively, the "Target Latest Balance
                                                          ---------------------
Sheet" and the "Latest Balance Sheet Date") and Target's audited income
-----           -------------------------
statements from the date of inception to December 31, 1998 and unaudited income statement for the eleven months ended November 30, 1999 (collectively, the "Target Financial Statements"). The Target Financial Statements (a) are in
 ---------------------------
accordance with the books and records of Target, (b) fairly and accurately represent the financial condition of Target at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in respect of unaudited Target Financial Statements, to year-end audit adjustments and the absence of footnotes. Except as disclosed in Item 2.7, Target has no debt,
                                              --------
liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that would be required under generally accepted accounting principles ("GAAP") to be reflected on the liabilities
                                 ----
column of a balance sheet, prepared as of the date hereof in accordance with GAAP and is not reflected, reserved against or disclosed in the Target Financial Statements, except for those that may have been incurred after the Latest Balance Sheet Date in the ordinary course of business consistent with past practice ("Ordinary Course").
                ---------------

          2.8  Taxes.
               -----

               (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable")
                                                           -----       -------
means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the
 ----------------
type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

               (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority on or before the Effective Time, by or on behalf of Target and each of its Subsidiaries (collectively, the "Target
                                                                  ------
Returns"), have been or will be filed when due (including any extensions of such
-------
due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Target Financial Statements fully accrue all actual liabilities for Taxes with respect to all periods through the dates thereof and to the best knowledge of Target, Target does not have any contingent liabilities for Taxes except as disclosed in Item
                                                                          ----
2.8 of the Disclosure Letter. The Target Latest Balance Sheet fully accrues
---
consistent with past practices and in accordance with GAAP all actual liabilities for Taxes (i) with respect to all periods through the Latest Balance Sheet Date, and (ii) with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

               (c) No Tax liability since January 1, 1999 has been incurred other than in the ordinary course of business, and adequate provision has been made for all Taxes since that date in accordance with past practices on a timely basis. Target has timely withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Copies of audit reports, if any, previously have been provided to Acquirer or are with respect to Target Returns for which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Target has not granted any extension or waiver of the limitation period applicable to any Target Returns.

               (d) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of Target, threatened against or with respect to Target or any Subsidiary in respect of any Tax, nor to the best knowledge of Target is there any basis therefor. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Target or any Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Target nor any Subsidiary nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for taxes upon the assets of Target or any Subsidiary except liens for current Taxes not yet due. Except as disclosed in Item 2.8, Target has
                                                            --------
not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.


               (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement and the Employment Agreements, covering any employee, director or independent contractor or former employee, director or independent contractor of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Target or any Subsidiary is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement. Target has previously provided or made available to Acquirer true and correct copies of all Target Returns, and, as reasonably requested by Acquirer, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

               Target has not been at any time within the past five years, and will not be prior to the Effective Time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               2.9  Title to Properties. Except as disclosed in Item 2.9, Target
                    -------------------                         --------
has good and marketable title to all of its material assets and properties (including but not limited to those shown on the balance sheet as of the Latest Balance Sheet Date included in the Target Financial Statements), free and clear of all liens, charges or encumbrances (other than ( i ) liens for taxes not yet due and payable; (ii) liens or obligations reflected or disclosed on the Latest Balance Sheet as of the Latest Balance Sheet Date; (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby; and (iv) contractor's liens and liens with respect to taxes that are not yet due and payable (the foregoing (i), (ii), (iii) and
(iv), "Permitted Liens"). The machinery and equipment included in such assets
       ---------------
are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Target or any Subsidiary is a party are fully effective and afford Target or the Subsidiary peaceful and undisturbed possession of the subject matter of the lease. Neither Target nor any Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased real property which would have a Material Adverse Effect on Target, and neither Target nor any Subsidiary has received any notice of such violation with which it has not complied or had waived.

          2.10 Absence of Certain Changes.  Since the Latest Balance Sheet
               --------------------------
Date, Target has carried on its business in the Ordinary Course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date. Except as disclosed in Item 2.10 or in connection with the transactions
                              ---------
contemplated by this Agreement and the Target Ancillary Agreements, since the Latest Balance Sheet Date there has not been with respect to Target:

               (a) any change in the financial condition, properties, assets, liabilities, business, material rights relating to Intellectual Property (as defined below), results of operations, which change by itself or in conjunction with all other such changes, whether or not arising in the Ordinary Course, have had or is reasonably likely to have a Material Adverse Effect on Target;

               (b) any contingent liability incurred thereby as guarantor or surety with respect to the obligations of others;

               (c) any mortgage, encumbrance or lien placed on any of the assets or properties thereof (other than Permitted Liens);

               (d) any obligation or liability incurred thereby other than in the Ordinary Course, which obligations or liabilities do not exceed in the aggregate $50,000;

               (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Target other than in the Ordinary Course;

               (f) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on Target;

               (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, stock dividend, combination or recapitalization of the capital stock thereof, any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

               (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents (other than pursuant to existing agreements set out on Item
                                                                           ----
2.10(h) or, in the case of non-officers, in the Ordinary Course), or any bonus
-------
payment or arrangement made to or with any of such officers, employees or agents other than amounts paid pursuant to Employee Plans, as that term is defined in
Section 2.15.3, disclosed in Item 2.15.3 or bonuses in an aggregate amount not
--------------
to exceed $50,000 for all persons to whom bonuses are paid;

               (i) any loss of key executive, management or development personnel thereof;

               (j) any payment or discharge of a lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Latest Balance Sheet Date included in the Target Financial Statements or (ii) incurred in the Ordinary Course after the Latest Balance Sheet Date;

               (k) any obligation or liability incurred thereby to any of its officers, directors, shareholders or affiliates, or any loans or advances made thereby to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers and employees;

               (l) any loss on or prior to the date of this Agreement of one or more Material Customers (as defined in Section 2.24) or such number of customers which together represent a material amount of business or any indication that such a loss is, or losses are, reasonably likely;

               (m) any amendment or change in the Articles of Incorporation or Bylaws of Target;

               (n) any issuance or sale of any debt or equity securities (including but not limited to stock) thereby or of any options or other rights to acquire from Target, directly or indirectly, any debt or equity securities (including but not limited to stock) thereof other than the issuance of Target Options issued pursuant to the Plan and included in the 297,737 shares subject to outstanding Target Options listed in Section 2.3(a) and shares of Target Common Stock issued upon exercise of Target Options issued pursuant to the Plan; or

               (o) any termination, or any extension, amendment, relinquishment, expiration or non-renewal that to Target's knowledge resulted from third party dissatisfaction with Target's services or contract performance, of any contract to which Target is a party, or any written request received by Target for or to effect any of the foregoing, other than, in each such case, where any such action or requested action would not have a Material Adverse Effect on Target.

          2.11 Agreements and Commitments.  As of the date hereof, except as
               --------------------------
disclosed in Item 2.11 delivered by Target to Acquirer herewith, or as disclosed
             ---------
in Item 2.12, Item 2.15.3 or Item 2.15.6 as required by Section 2.12, Section
   ---------  -----------    -----------
2.15.3 or Section 2.15.6, as the case may be, on the date of this Agreement Target is not a party or subject to any oral or written executory contract or, to the extent expressly enumerated in paragraphs below, commitment, that is material to Target, its financial condition, business or prospects, including but not limited to the following:

               (a) Any contract, commitment, letter agreement or purchase order providing for payments by or to Target in an aggregate amount of (i) $50,000 or more in the Ordinary Course or (ii) $20,000 or more not in the Ordinary Course;

               (b) Any license agreement under which Target is licensor (except for any nonexclusive software license granted by Target to customers in the Ordinary Course); or under which Target is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products with a license fee or purchase price of under $5,000 per copy or seat);

          (c) Any material agreement by Target to encumber, transfer or sell rights in or with respect to any material item of Target Intellectual Property (as defined in Section 2.12 hereof), excluding non-exclusive software licenses;

          (d) Any agreement for the sale or lease of real or tangible personal property involving more than $25,000 per year;

          (e) Any dealer, distributor, sales representative, original equipment manufacturer, value-added remarketer or other agreement for the distribution of Target's products;

          (f)  Any franchise agreement;

          (g) Any stock redemption or agreement obligating Target to purchase its capital stock;

          (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person, excluding non-exclusive software licenses;

          (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Target incurred or made in the Ordinary Course, and except as disclosed in the Target Financial Statements;

          (j) Any contract containing covenants purporting to limit Target's freedom to compete in any line of business, market or industry and/or in any geographic area; or

          (k) Any contract for the employment of any officer, employee or consultant of Target or any other type of contract or commitment with any officer, employee or consultant of Target that is not immediately terminable by Target without cost or other liability.

          Except as noted in Item 2.5, all agreements, obligations and
                             --------
commitments disclosed in Item 2.11, Item 2.12, Item 2.15.3 or Item 2.15.6 as
                         ---------  ---------  -----------    -----------
required by Section 2.11, Section 2.12, Section 2.15.3 or Section 2.15.6, as the case may be, are valid and in full force and effect, except where the failure to be such would not have a Material Adverse Effect on Target. Except as noted on
Item 2.11, neither Target nor to Target's knowledge any other party is in breach
---------
of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. Target is not a party to any contract or arrangement that it believes will have a Material Adverse Effect on Target. Target does not have liability for renegotiation of government contracts or subcontracts which can reasonably be expected to have a Material Adverse Effect on Target.

          2.12 Intellectual Property.
               ---------------------

               (a)  For purposes of this Agreement, "Intellectual Property"
                                                     ---------------------
          means:

                    (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");
                --------------

                    (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and,
                                                    -------------------
with the Issued Patents, the "Patents");
                              -------

                    (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");
                            ----------

                    (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");
 ----------

                    (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

                    (vi) all databases and all collected data and all rights therein throughout the world;

                    (vii) all computer software, including all source code, object code firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; and

                    (viii) all Web addresses, rights and domain names and all rights under all Web cross-linking agreements.

               (b) With respect to each item of Intellectual Property incorporated into any product of Target or used in connection with any service offered or provided by Target or otherwise used in the business of Target and in each case owned by Target or licensed to Target (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat or CPU on standard, non-negotiated terms and conditions) ("Target Intellectual Property"), the Target Disclosure
                        ----------------------------
Letter lists as of the date of this Agreement at Item 2.12:

               (i) all Patents, all registered Trademarks, and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

               (ii) the following agreements relating to the products or service offerings or capabilities of Target, including products or service offerings or capabilities currently under development (collectively the "Target Services") or
                                                            ---------------
other Target Intellectual Property: all (A) agreements granting any right to distribute or sublicense any of the Target Services on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Target, (C) projects under agreements pursuant to which the amounts actually paid or payable individually under firm commitments to or by Target are $50,000 or more, (D) joint development agreements, (E) any agreement by which Target grants any ownership right to any Intellectual Property owned by Target other than nonexclusive software licenses entered into with customers in the Ordinary Course, (F) any option relating to any Target Intellectual Property, and (G) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Intellectual Property.

          (c) The Target Disclosure Letter contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any Intellectual Property owned by any third party (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat or CPU on standard non-negotiated terms and conditions and any rights implied by law) ("Third Party Intellectual
                                                      ------------------------
Property").
--------

          (d) To the best of Target's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including any Third Party Intellectual Property, by any employee of Target and Target has not received actual notice that any former employee or any other third party has made any unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including any Third Party Intellectual Property. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales or services agreements arising in the ordinary course of business, copies of which have been delivered to Acquirer or its counsel. There are no royalties, fees or other payments payable by Target to any Person, under any written or oral contract or understanding or otherwise, by reason of the ownership, use, sale or disposition of any Intellectual Property.

          (e) Target is not in breach of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any violation of Acquirer's right to own or use any Target Intellectual Property, including any Third Party Intellectual Property.

          (f) All registered Trademarks and registered service marks held by Target are valid and subsisting. Except for such as are not past due, all maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Target has not infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property or other proprietary right or asset owned or used by any third party. Without limiting the foregoing, the offering and sale of the Target Services by Target does not, and the offering and sale of the Target Services by the Surviving Corporation immediately after the Effective Time will not, and the business of Target as conducted as of the date hereof does not, and Target's use of Intellectual Property as of the date hereof does not, to Target's knowledge, infringe or violate any Intellectual Property of any other person. There is no proceeding pending or threatened, nor has any written claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Target Intellectual Property or Third Party Intellectual Property. Target has not brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (g) All current and former officers and managerial and technical employees and employees engaged in development of Target have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form supplied to Acquirer) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons, the form of which has been supplied to Acquirer. All current and former consultants and independent contractors to Target involved in the development, modification, marketing and servicing of Target's products, and/or Target Intellectual Property have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons except where the failure to obtain such agreements from former employees and independent contractors would not have a Material Adverse Effect on Target. To the knowledge of Target, no employee or independent contractor of Target is in violation of any term relating to Intellectual Property of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target or of any other term of any such agreements or contracts. Other than with respect to Third Party Intellectual Property that is not used in connection with Target Services, no current or former officer, director, shareholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property. To the best knowledge of Target, Target is not using any trade secrets, and to the knowledge of Target, Target is not using any other confidential information, of any former employer of any past or present employees.

          (h) Target has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Target Intellectual Property (except such Target Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns except where such failure to protect and maintain would not have a Material Adverse Effect on Target. All use, disclosure or appropriation of confidential and proprietary information of any third party ("Confidential Information") has, to Target's
                                 ------------------------
knowledge, been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

          (i) No product liability claims have been communicated in writing to or, to Target's knowledge, threatened against Target.

          (j) A complete list of each of the principal Target Services, together with a brief description of each, is set forth in Schedule 2.12(j). The
                                                           ----------------
Target Services, including the performance and results thereof, conform in all material respects with any published specification, published documentation or written performance standard provided with respect thereto by Target.

          (k) Target is not subject to any proceeding or outstanding decree, order, judgment, or stipulation which may affect the validity, use or enforceability of any Target Intellectual Property or restricting in any manner the use, transfer, or licensing thereof by Target. Target is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Target of the Target Intellectual Property or Target Services, excluding agreements relating to Third Party Intellectual Property.

          (l) Target owns all right, title and interest in, or has the right to use, all Intellectual Property that is material to or reasonably necessary to the conduct of its business as presently conducted ("Material Target
                                                     ---------------
Intellectual Property").  Target is not aware of any loss, cancellation,
---------------------
termination or expiration of any Patent or Patent Application, registered Trademark, or registered Copyright relating to any Material Target Intellectual Property. Copies of all forms of nondisclosure or confidentiality agreements currently utilized by Target to protect the Target Intellectual Property have been provided to Acquirer. Except as set out in Item 2.12, Target has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license, furnish or distribute any Target Services in any market segment or geographic location.

          2.13 Compliance with Laws.  Except for noncompliance that would not
               --------------------
result in a Material Adverse Effect on Target, Target has complied, or prior to the Closing Date (as defined in Section 6.1 hereof) will have complied, and is or will be at the Closing Date (as defined in Section 6.1 hereof) in full compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Target or to the assets, properties and business thereof, including, without limitation: (a) all applicable federal and state securities laws and regulations except as disclosed in Item 2.3, (b) all applicable
                                            --------
federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours and (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder and other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (d) the Immigration Reform and Control Act and (e) all governmental and nongovernmental regulations related to the operation and use of the Internet. Except as disclosed in Item 2.5,
                                                                  ---------
Target has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted except where the failure to receive such permit or approval or make such filing would not have a Material Adverse Effect on Target.

          2.14 Certain Transactions and Agreements.  No person who is an
               -----------------------------------
officer of Target nor any member of their immediate families, has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Target (except with respect to any interest in less than 2% of the outstanding voting shares of any corporation whose stock is publicly traded). Except as disclosed in Item 2.14, none of said officers or any directors of
                            ---------
Target or any member of their immediate families, is directly or indirectly interested in any contract with Target, including, but not limited to, any loan agreements (excluding travel advances), except for normal compensation for services as an officer (disclosed in Item 2.15.3), director or employee of
                                     -----------
Target and except for the normal rights of a shareholder, warrantholder or optionholder. Except as disclosed in Item 2.14, none of such officers or
                                     ---------
directors or family members has, except for the normal rights of a shareholder or an option holder, any interest in any (a) Target Intellectual Property or (b) any interest in any property (other than Target Intellectual Property) used in the business of Target, whether such property is real or personal, tangible or intangible.

          2.15 Employees.
               ---------

               2.15.1  Except as disclosed in Item 2.15.1, Target does not have
                                              -----------
any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Target (other than agreements with the purpose of providing for the confidentiality of proprietary information or assignment of inventions).

               2.15.2 Target (a) has not ever been or is now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other material contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) does not have has any current labor dispute. Target has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions provided for herein (other than any contemplated reductions in force associated therewith) will have a Material Adverse Effect on Target and has no knowledge that any of its key development or other employees intends to leave its employ where such departure would reasonably be expected to have a Material Adverse Effect on Target.

               2.15.3  Item 2.15.3 delivered by Target to Acquirer herewith
                       -----------
contains a list of all severance agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Target or any trade or business which is treated as a single employer with Target within the meaning of Code Section 414(b), (c), (m) or (o) (each an "ERISA Affiliate")
                                                              ---------------
or in which any employees of Target participate (the "Employee Plans"),
                                                      --------------
including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as all employment and consulting agreements to which Target
  -----
is a party. Except as disclosed in Item 2.15.3, each of the Employee Plans, and
                                   -----------
its operation and administration, is in compliance in all material respects with each of the respective Employee Plans' terms and with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Target has delivered to Acquirer a true and complete copy of, to the extent applicable, (a) all Employee Plans as well as all employment and consulting agreements to which Target is a party as amended, (b) the three most recent annual reports (Form 5500s), (c) each trust agreement related to such Employee Plans, (d) most recent summary plan description for each Employee Plan for which a description is required, (e) the most recent Internal Revenue Service determination letter issued with respect to any Employee Plan, and (f) any material contract regarding the funding arrangement for any Employee Plan. Except as disclosed in Item 2.15.3, all such
                                                          -----------
Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination opinion, notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified states of each such Employee Plan. In addition, neither Target nor any Subsidiary has ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in
Section 3(2) of ERISA) which Target or any Subsidiary sponsors as employer or in which Target or any Subsidiary participates as an employer, which would impose a material penalty on Target or which was not otherwise exempt pursuant to Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Target or any Subsidiary are in compliance in all material respects with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. Except as set forth in Item 2.15.3, no Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. Except as disclosed in Item 2.15.3, no employee of Target or any Subsidiary and
                       -----------
no person subject to any Target or any Subsidiary health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $20,000 in the aggregate.

          2.15.4 To the knowledge of Target, no employee of Target is in violation of any term of any employment contract, patent or trade secret disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Target or to use trade secrets or proprietary information of others, and the employment of any employee of Target does not subject Target to any material liability to any third party.

          2.15.5  Except as disclosed in Item 2.15.5, Target is not a party to
                                         -----------
any (a) agreement with any employee of Target (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment other than as required by law, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement. Except as disclosed in Item
                                                       ----

2.15.4, each Target Option was granted with an exercise price per share equal to
-------
the fair market value of the underlying shares covered by such option on the date of grant. All Target Options granted as incentive stock options met the requirements of Section 422 of the Internal Revenue Code on the date of grant. All Options granted to individuals who are not identified as independent contractors or non-employee directors may properly be accounted for under Accounting Principles Bulletin 25.

                  2.15.6 A list of all employees of Target and their current base compensation as of the date of this Agreement is disclosed on Item 2.15.6.
                                                                   -----------
Copies of all offer letters and other documents reflecting bonus arrangements of any Target officer, director or employee have been delivered to Acquirer.

                  2.15.7 All contributions due from Target with respect to any of the Employee Plans through the Latest Balance Sheet Date have been made or accrued on Target's financial statements.

          2.16    Corporate Documents.  Target has made available to Acquirer
                  -------------------
for examination all documents and information disclosed in Items 2.1 through
                                                           ---------
2.25 or other exhibits called for by this Agreement which have been reasonably
----
requested by Acquirer' legal counsel, including, without limitation, the following: (a) copies of Target's Articles of Incorporation and Bylaws as currently in effect; (b) Target's minute book containing all records of all proceedings, consents, actions and meetings of Target's directors and shareholders; (c) Target's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders and consents.

          2.17    No Brokers.  Except as disclosed in Item 2.17, Target is not
                  ----------                          ---------
obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein or therein.

          2.18    Books and Records.  The books, records and accounts of Target
                  -----------------
(a) are in all material respects true and complete, and (b) have been maintained in accordance with reasonable business practices.

          2.19    Environmental Matters.
                  ---------------------

                  2.19.1 During the period that Target has leased or owned its properties or leased, owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such properties or facilities that would have a Material Adverse Effect on Target. Target has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Target or any Subsidiary having taken possession of any of such properties or facilities which might reasonably be expected to have a Material Adverse Effect on Target. For purposes of this Agreement, the terms "disposal," "release," and
                                                       --------    -------
"threatened release" have the definitions assigned thereto by the Comprehensive
 ------------------

Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.21,
                           ------
"Hazardous Materials" mean any hazardous or toxic substance, material or waste
 -------------------
which is or becomes prior to the Closing Date, regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et
                                                                            --
seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801,
---
et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
-- ---                                                                 -- ---
(v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et
                                                                          --
seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any
---
other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

               2.19.2 None of the properties or facilities currently leased or owned by Target or any properties or facilities previously leased or owned by Target is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition which violation would have a Material Adverse Effect on Target.

               2.19.3 During Target's occupancy of any properties or facilities owned or leased at any time by Target, neither Target, nor to Target's knowledge, any third party, has used, generated, manufactured, released or stored on, under or about such properties and facilities or transported to or from such properties and facilities any Hazardous Materials that would have or is reasonably likely to have a Material Adverse Effect on Target.

               2.19.4 During the time that Target has owned or leased the properties and facilities currently occupied by it or any properties and facilities previously occupied by Target, there has been no material litigation, proceeding or administrative action brought or threatened against Target, or any material settlement reached by Target with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

          2.20 Government Contracts.  All representations, certifications and
               --------------------
disclosures made by Target to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Target's contracts with any Government Contract Party (as defined below) in either case that have led to or is reasonably likely to lead to, either before or after the Closing Date, (a) any material claim or dispute involving Target, and/or Acquirer as successor in interest to Target and any Government Contract Party or
(b) any suspension, debarment or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract

Party. For purposes of this Section 2.20, the term "Government Contract Party"
                                                    -------------------------
means any independent or executive agency, division, subdivision, audit group or procuring office of the federal, state, county, local or municipal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

          2.21  Year 2000 Conformity.  All software, computer hardware and other
                --------------------
systems developed or modified by or for Target, or provided to Target customers in connection with Target Services, or used by Target pursuant to contracts or licenses entered into by Target to an extent critical to providing Target Services ("Target Items"): (i) will record, store, process, calculate and
           ------------
present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000
                                                                   ---------
Compliant") and (ii) will lose no functionality with respect to the introduction
---------
of records containing dates falling on or after January 1, 2000, except insofar as such Target Items interface with other software, hardware or systems that are not Target Items and that are not Year 2000 Compliant.

          2.22  Warranties, Guarantees and Indemnities.  Except as disclosed in
                --------------------------------------
Item 2.22 or in the agreements or contract listed herein, Target has not
---------
provided to its customers or any third parties (i) any warranties or guarantees regarding the Target Services; (ii) any rights to obtain refunds with respect to Target Services or (iii) any indemnities with respect to intellectual property infringement or Year 2000 compliance.

          2.23  No Stockholder Claims.  No Target Stockholder has claimed in
                ---------------------
writing any interest in any additional shares of Target Stock, or any options, warrants or other securities of Target, except for the number of shares of Target Stock which such person is shown to be the owner of on Item 2.3, and no
                                                              --------
third party who is not disclosed on Item 2.3 has made in writing, any claim of
                                    --------
entitlement to receive any shares of the capital stock of Target, any warrants or other rights to acquire any capital stock of Target or any other securities of Target, and to Target's knowledge no such claim has been made orally.

          2.24  Customer Relationships. Target has good commercial working
                ----------------------
relationships with its customers.  Except as disclosed in Item 2.24, no customer
                                                          ---------
accounting for more than 5% of the Target's revenues in any month during the last eleven calendar months ending November 30, 1999 ("Material Customer") has
                                                       -----------------
canceled or otherwise terminated its relationship with Target, decreased or limited materially the amount of product or services ordered from Target or threatened in writing (or to Target's knowledge orally) to take any such action.

          2.25. Product and Service Quality.  All services provided by Target
                ---------------------------
to customers on or prior to the Closing Date conform to applicable contractual commitments, implied warranties not disclaimed, express warranties, product specifications and quality standards published by Target in all material respects, and Target does not have any material liability (and Target is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Target giving rise to any liability) for replacement or repair thereof, or for the taking of any remedial action with respect thereto or other damages in connection therewith. All material complaints received since January 1, 1999 from customers regarding Target's services are set out in Item 2.25 in
                                                                  ---------
detail reasonably sufficient to understand the nature of the complaint and the resolution or lack of resolution thereof.

          2.26 Insurance.  Target maintains the insurance coverage disclosed on
               ---------
Item 2.26 which it believes to be reasonably prudent for similarly sized and
----------
similarly situated business. Item 2.26 sets forth all claims made under such insurance policies since Target's inception and the premiums that apply with respect to such insurance policies as of the date of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND NEWCO

          Each of Acquirer and Newco, where applicable, hereby represents and warrants, that, except as disclosed on the Acquirer disclosure letter delivered to Target herewith as amended from time to time in non-material respects prior to Closing:

          3.1  Organization and Good Standing.  Acquirer is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Each of Acquirer and Newco has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          3.2  Power, Authorization and Validity; Adverse Changes.
               ---------------------------------------------------

               3.2.1 Each of Acquirer and Newco has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and under the Escrow Agreement and each other agreement to be entered by Acquirer in connection (the "Acquirer Ancillary Agreements"). This
                                        -----------------------------
Agreement and the Acquirer Ancillary Agreements have been or will be duly executed and delivered by Acquirer and Newco, as applicable. The execution, delivery and performance of this Agreement and the Acquirer Ancillary Agreements have been duly and validly approved and authorized by Acquirer's Board of Directors and Newco's Board of Directors and shareholders, as applicable, and no other corporate approvals or proceedings on the part of Acquirer or Newco are necessary to authorize this Agreement and the transactions contemplated hereby.

               3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary or required to be made or obtained to enable Acquirer and Newco as applicable, to enter into, and to perform its obligations under, this Agreement and the Acquirer Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Division, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Utah law and the filing of appropriate documents with the relevant authorities of states other than Delaware and Utah in which Acquirer and Newco are qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws and (c) the filings required by the HSR Act.

               3.2.3 This Agreement and the Acquirer Ancillary Agreements are, or when executed and delivered by Acquirer and Newco (as applicable) and the other parties thereto will be, valid and binding obligations of Acquirer and Newco, enforceable against Acquirer and Newco in accordance with their respective terms, except as to the effect, if any, of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) the enforceability of provision requiring indemnification in connection with the offering, issuance or sale of securities.

               3.2.4 Since September 30, 1999, there has not been with respect to Acquirer any Material Adverse Change.

          3.3  No Violations.  Neither the execution nor delivery of this
               -------------
Agreement or any Acquirer Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Acquirer or Newco, as currently in effect or (b) any instrument or contract to which Acquirer or Newco is a party or by which Acquirer or Newco is bound, or
(c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquirer or Newco or their respective assets or properties, other than, with respect to (a), (b) and (c), any such, conflict, termination, breach or violation that would not have a Material Adverse Effect on Acquirer.

          3.4  Disclosure.  Acquirer has furnished Target with its most recent
               ----------
annual report on Form 10-K (the "Form 10-K") and all other reports or documents
                                 ---------
required to be filed by Acquirer pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of the Form 10-K, in each case as amended (the "Acquirer
                                                                     --------
Disclosure Package").  The items in the Acquirer Disclosure Package, (including,
------------------
without limitation, any financial statement or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules
                                                  ------------
and regulations thereunder, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquirer has timely filed all forms, reports and documents required to be filed with the SEC in the last 12 months under the Securities Act, or the Exchange Act, and the rules and regulations thereunder.

          3.5  Newco.  Newco has been formed for the sole purpose of effecting
               -----
the Merger and, except as contemplated by this Agreement, Newco has not conducted any business activities and does not have any material liabilities or obligations. The sole shareholder of Newco has adopted this Agreement in accordance with Section 16-10a-1103 of the Utah Law.

          3.6  Duly Issued Shares.  The shares of Acquirer Common Stock to be
               ------------------
issued pursuant to the Merger will be duly and validly issued, fully paid and nonassessable.

     4.   TARGET PRECLOSING COVENANTS

          During the period from the date of this Agreement until the Effective Time, Target covenants to and agrees with Acquirer as follows:

          4.1  Advice of Changes.  Target will promptly advise Acquirer in
               -----------------
writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect (however, no advisory need be provided regarding any event or action contemplated or permitted under this Agreement and (b) of the occurrence of any Material Adverse Change with respect to Target. To ensure compliance with this Section 4.1, Target shall deliver to Acquirer within fifteen (15) days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the Ordinary Course, in accordance with Target's books and records and generally accepted accounting principles and shall fairly present the financial position of Target as of their respective dates and the results of Target's operations for the periods then ending.

          4.2  Maintenance of Business.  The parties hereto understand and
               -----------------------
acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. Target will use its reasonable best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Target becomes aware of a material deterioration in the relationship with any material customer, material prospective customer, supplier or key employee, it will promptly bring such information to the attention of Acquirer in writing and, if requested by Acquirer, will exert its best efforts to restore the relationship.

          4.3  Conduct of Business.  Target will continue to conduct its
               -------------------
business and maintain its business relationships in the Ordinary Course and will not, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of Acquirer, not to be unreasonably withheld:

               (a) borrow any money other than pursuant to existing lines of credit;

               (b) enter into any capital expenditure by Target in excess of $25,000 (in the case of transactions or commitments which are neither made in the Ordinary Course nor contemplated by Target's current capital expenditure budget) or $50,000 (in the case of transactions or commitments made in the Ordinary Course);

               (c) encumber or permit to be encumbered any of its assets except in the Ordinary Course and to an extent which is not material;

               (d) dispose of any of its assets except in the Ordinary Course;

               (e) enter into any lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the Ordinary Course or enter into any agreement of the types described in Section 2.11 to the extent involving amounts in excess of $300,000;

               (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay any bonus, royalty, increased salary (except for annual increases in the Ordinary Course and disclosed to Acquirer in writing and approved by Acquirer, such approval not to unreasonably be withheld) or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Acquirer) or enter into any new employment or consulting or severance agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

               (h)  change accounting methods;

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or, except as contemplated in this Agreement, redeem or otherwise acquire any of its capital stock excluding repurchases of unvested shares upon employee termination;

               (j) amend or terminate or settle any disputes under any contract, agreement or license to which it is a party of a nature required to be disclosed in Section 2.12;

               (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the Ordinary Course and which are not material in amount, which travel and expenses shall be reasonably documented by receipts for the claimed amounts;

               (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the Ordinary Course and which are not material in amount;

               (m) waive or release any material right or claim except in the Ordinary Course;

               (n) issue or sell any shares of its capital stock of any class or any other of its securities (other than the issuance of Target Common Stock upon the exercise of Target Options), or issue, grant, modify or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock or accelerate the vesting of any outstanding option or other security (other than stock option grants to new hires in the Ordinary Course where the Target Disclosure Letter relating to Section 2.3(a) and Item 2.3 included therein are updated by Closing to reflect same, the grants have no acceleration provisions not provided in the Plan and the aggregate number of shares subject to all such grants does not exceed the balance of shares remaining authorized and unissued in Target's stock option plans);

               (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

               (q) other than the Contemplated Amendment, amend its Articles of Incorporation or Bylaws;

               (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer for its review prior to filing;

               (s) license any of its technology or any Target Intellectual Property, except in the Ordinary Course;

               (t)  change or terminate any insurance coverage;

               (u)  terminate the employment of any key employee disclosed in
Item 2.10(i); or
------------

               (v) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(u).

          4.4  Certain Agreements. Target will cause all present employees and
               ------------------
consultants of Target engaged in development activity who have not previously executed Target's forms of assignments of copyright and other intellectual property rights to Target to execute such forms.

          4.5  Regulatory Approvals.  Target will execute and file, or join in
               --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Acquirer may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Target will use its reasonable best efforts to obtain or assist Acquirer in obtaining all such authorizations, approvals and consents.

          4.6  Necessary Consents.  Target will use its reasonable best efforts
               ------------------
to obtain such written consents and waivers (including waivers of any applicable refusal or co-sale rights that may apply to the transactions hereby contemplated) and take such other actions as may be necessary or appropriate for Target, in addition to those disclosed in Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquirer to carry on Target's business after the Closing Date.

          4.7  Litigation.  Target will notify Acquirer in writing promptly
               ----------
after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Target or any Subsidiary or threatened against it or any Subsidiary.

          4.8  No Other Negotiations.
               ---------------------

               4.8.1 The Target and its directors and officers shall not, and the Target shall direct and use its best efforts to cause the employees, representatives and agents of the Target not to, directly or indirectly, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving the Target that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as a "Target Takeover Proposal"). Nothing contained in this Agreement shall prevent
   ------------------------
the Target Board from (i) furnishing information to a third party which has made a bona fide Target Takeover Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Target and Acquirer or (ii) subject to compliance with the other terms of this Section 4.8, considering and negotiating a bona fide Target Takeover Proposal that is a Superior Proposal not solicited in violation of this Agreement; provided that, as to each of clauses
(i) and (ii), the Target Board reasonably determines in good faith (after due consultation with independent counsel) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a
                               -----------------
third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Target entitled to vote generally in the election of directors or all or substantially all the assets of the Target, on terms which the Target Board reasonably believes to be more favorable from a financial point of view to its shareholders than the Merger taking into account at the time of determination all factors relating to such proposed transaction deemed relevant by the Target Board, including, without limitation, the financing thereof, the proposed timing thereof and all other conditions thereto and any changes to the financial terms of this Agreement proposed by Acquirer. "Alternative Transaction" means any of (i) a
                                 -----------------------
transaction pursuant to which any Person (or group of Persons) other than Acquirer or its affiliates (a "Third Party") acquires or would acquire more than
                               -----------
10% of the outstanding shares of any class of equity securities of the Target, whether from the Target or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Target pursuant to which any Third Party acquires more than 10% of the outstanding equity securities of the Target or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets of the Target having a fair market value (as determined by the Target Board in good faith) equal to more than 10% of the fair market value of all the assets of the Target immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Target, other than the transactions contemplated by this Agreement.

               4.8.2 The Target shall immediately notify Acquirer after receipt of any Target Takeover Proposal, or any modification of or amendment to any Target Takeover Proposal, or any request for nonpublic information relating to the Target in connection with a Target Takeover Proposal or for access to the properties, books or records of the Target by any Person that informs the Target Board that it is considering making, or has made, a Target Takeover Proposal. Such notice to Acquirer shall be made orally and in writing, and shall indicate the identity of the Person making the Target Takeover Proposal or intending to make the Target Takeover Proposal or requesting nonpublic information or access to the books and records of the Target, the terms of any such Target Takeover Proposal or modification or amendment to a Target Takeover Proposal, and whether the Target is providing or intends to provide the Person making the Target Takeover Proposal with access to information concerning the Target as provided in Section 4.8.1. The Target shall also immediately notify Acquirer, orally and in writing, if it enters into negotiations concerning any Target Takeover Proposal.

               4.8.3 Except as set forth in this Section 4.8, neither the Target Board nor any committee thereof shall (i) withdraw or modify, or indicate publicly its intention to withdraw or modify, in a manner adverse to Acquirer, the approval or recommendation by such Board of Directors or such committee of the Merger, (ii) approve or recommend, or indicate publicly its intention to approve or recommend, any Target Takeover Proposal or (iii) cause the Target to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Target Acquisition Agreement") related to
                                     ----------------------------
any Target Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the Target Board determines in good faith, with the advice of outside counsel, that the failure to do so could reasonably be determined to be a breach of its fiduciary duties to the Target's shareholders under applicable law, the Target Board may (subject to this and the following sentences) approve or recommend a Superior Proposal and, in connection therewith, withdraw or modify its approval or recommendation of the Merger; provided that (i) the Target gives Acquirer at least five Business Days advance notice of its intent to take any of the foregoing actions and (ii) during such five Business Day period, the Target, if requested by Acquirer, negotiates in good faith with Acquirer to make such adjustments to the terms and conditions of this Agreement as would enable the Target to proceed with the Merger on such adjusted terms. After such five Business Day period, the Target Board may then (and only then) withdraw or modify its approval or recommendation of the Merger.

               4.8.4 The Target shall advise the directors, officers and employees of the Target and any investment banker, attorney or other advisor retained by the Target in connection with the transactions contemplated by this Agreement of the restrictions set forth in this Section 4.8. It is understood that any violation of the restrictions set forth in this Section 4.8 by any director or officer of the Target, or any such violation by any employee, representative or agent of the Target where the Target shall have failed to use its best efforts to prevent such violation, shall be deemed to be a breach of this Section 4.8 by the Target.

               4.8.5 Upon the execution of this Agreement, the Target and its directors, officers, employees, representatives and agents shall immediately cease any and all existing activities, discussions or negotiations with any other person or entity conducted previously with respect to any Target Takeover Proposal or Alternative Transaction.

          4.9  Access to Information.  Until the Closing Date, Target will
               ---------------------
provide Acquirer and its agents with reasonable access to the files, books, records and offices of Target, including, without limitation, any and all information relating to Target taxes, commitments, contracts, leases, licenses, real, personal and intangible property and financial condition. Target will cause its accountants to cooperate with Acquirer and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

          4.10 Satisfaction of Conditions Precedent.  Target will use its
               ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Target will use its reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

          4.11 Blue Sky Laws.  Target shall use its reasonable best efforts to
               -------------
assist Acquirer to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

          4.12 Notification of Employee Problems.  Target will promptly notify
               ---------------------------------
Acquirer if any of Target's officers becomes aware that any of its key employees intends to leave its employ.

          4.13 Benefit Plans; Cash Compensation.  As soon as practicable after
               --------------------------------
the execution of this Agreement, Acquirer and Target shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Target's employees following the Merger. Target shall take such actions as are necessary to terminate its participation in such Employee Plans as is requested by Acquirer, provided that Acquirer shall take such steps as are commercially and administratively reasonable to ensure that
(i) those Target employees who are eligible to participate in each such Employee Plan shall be entitled to participate in comparable employee benefit plans maintained by Acquirer effective immediately following the Effective Date and
(ii) such employees shall be credited with prior periods of employment with Target for purposes of participation in and vesting under Acquirer's employee benefit plans, including, without limitation, participation in and vesting under all employee pension benefit plans (as defined in Section 3(2) of ERISA), participation in and satisfaction of deductibles and co-pays under employee welfare benefit plans (as defined in Section 3(1) of ERISA), vacation and sick leave entitlement where service is a factor. Base compensation and, if applicable, eligibility for bonus compensation (with appropriate adjustment to milestones to track the combined business) will remain unchanged for Target's officers and employees, or if Acquirer so elects will be adjusted as mutually agreed.

          4.14 Shareholder Approval; Voting Agreement. Target will hold a
               --------------------------------------
special meeting of its shareholders (the "Shareholders' Meeting") at the
                                          ---------------------
earliest practicable date (and in any event prior to 60 days from the Agreement Date and in any event prior to the holding of any special meeting or circulation of any consent with respect to any alternative proposal) to submit this Agreement, the Merger and related matters for the consideration and approval of the Target Shareholders, which approval will be recommended by Target's Board of Directors, subject to Section 4.8.3. Such meeting will be called, held and conducted, and any proxies or consent will be solicited, in compliance with applicable law. Concurrently with the execution of this Agreement, certain Target Shareholders have executed a Voting Agreement in the form attached as
Exhibit 4.14 agreeing to vote in favor of the Merger.  Target shall ensure that
------------
the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies and consents solicited in connection with the Stockholders' Meeting are solicited, in compliance with all applicable legal requirements.
The Target's obligation to call, give notice of, convene and hold the Stockholders' Meeting in accordance with this Section 4.14 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Target of any alternative proposal. Nothing contained in this
Section 4.14 shall limit the Target's obligation to hold and convene the Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Target shall have been withdrawn, amended or modified and regardless of whether the Board of Directors of the Target shall have recommended acceptance of a tender offer or exchange offer commenced by a third party), it being understood that the Target shall be required to hold and convene the Stockholders' Meeting in accordance with this Section 4.14 unless the holding of such meeting would constitute a violation of any applicable court order or statute. Target shall use all reasonable efforts to ensure that the holding of the Stockholders' Meeting will not constitute a violation of any applicable court order or statute.

          4.15 Sale of Shares Pursuant to Regulation D or Section 4(2).   The
               --------------------------------------------------------
parties hereto acknowledge and agree that the shares of Acquirer Common Stock issuable pursuant to Section 1 hereof shall constitute "restricted securities" within the meaning of the Securities Act. The certificates of Acquirer Common Stock shall bear the legends set forth in Section 1. It is acknowledged and understood that Acquirer is relying on certain written representations made by each shareholder of Target. Target will exercise reasonable best efforts to cause each Target shareholder to execute and deliver to Acquirer an Investor Representation Statement in the form attached hereto as Exhibit 4.15. Assuming
                                                        -------------
compliance with Rule 144 of the Securities Act, Acquirer hereby agrees to use its reasonable best efforts to facilitate limited resales thereunder by any holder of Acquirer Common Stock issuable pursuant to Section 1 at any time after the one year anniversary of the Closing Date, and shall promptly remove upon request of any holder of Acquirer Common Stock the legend and stock transfer instructions on the Acquirer Common Stock pursuant to Rule 144(k) of the Securities Act at any time after the two year anniversary of the Closing Date.


     5.   ACQUIRER PRECLOSING COVENANTS

          During the period from the date of this Agreement until the Effective Time, or such later time as provided herein, Acquirer covenants to and agrees with Target as follows:

          5.1  Access to Information.  Until the Closing Date, Acquirer will
               ---------------------
allow Target and its agents reasonable access to its management and officers and material information regarding Acquirer, including without limitation, material information relating to Acquirer's business and financial condition. Acquirer will cause its accountants to cooperate with Target's accountants in making available all financial information reasonably requested to evaluate Acquirer's financial statements.

          5.2  Satisfaction of Conditions Precedent.  Acquirer will use all
               ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Acquirer will use all reasonable best efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

          5.3  Regulatory Approvals.  Acquirer will execute and file, or join in
               --------------------
the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquirer will use all reasonable efforts to obtain all such authorizations, approvals and consents.

          5.4    Employee Matters.  Acquirer agrees that, as of the Effective
                 ----------------
Time, it shall cause the Surviving Corporation to continue to employ all of the employees of Target who are Active Employees (as defined below in this Section), it being understood that nothing in this Agreement shall be deemed to create any employment status other than employment at will. For purposes of this Agreement, an employee shall be deemed to be an "Active Employee" if:
                                      ----------------

          (i) at the Effective Time, the employee is performing work duties for Target or any of its subsidiaries or is absent by reason of a scheduled day off;

          (ii) at the Effective Time, the employee was absent from work by reason of a sick day (not covered under clause (iii) below) or a paid vacation day, personal day, or holiday;

          (iii) at the Effective Time, the employee was absent from work by reason of a family or medical leave covered under Section 102 of the Family and Medical Leave Act of 1993; or

          (iv) at the Effective Time, the employee is absent from work due to any other authorized leave under the policies or practices of Target or any of its subsidiaries and such person returns to work within the period permitted by such policies or practices, but not later than 30 days after the Effective Time or such later time as may be required by law.

          5.5    Indemnification.  From and after the Effective Time, Acquirer
                 ---------------
agrees to indemnify and hold harmless each current and former director and officer of Target against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, asserted or claimed after the Effective Time, to the fullest extent that Target would have been permitted under its Articles of Incorporation or Bylaws as in effect on the date hereof to indemnify such person (and in connection therewith Acquirer shall advance expenses as incurred to the fullest extent provided for under Acquirer's Certificate of Incorporation and by-Laws as from time to time in effect, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Target represents that there is no current basis for any indemnity claim under this Section 5.5, except as set out in Item 5.5.
                                                                     --------

          5.6    Cooperation in Obtaining Necessary Consents.  Acquirer will
                 -------------------------------------------
cooperate with Target as reasonably requested by Target in order to assist Target to obtain such written consents as are contemplated by Section 4.6 hereof.

          5.7    Closing Deliverables.  Prior to Closing, Acquirer shall
                 --------------------
deliver to Target true and accurate copies of the following items: (i) Acquirer's Certificate of Incorporation, as amended to date; (ii) a Certificate of Good Standing from the Delaware Secretary of State, of recent date, regarding Acquirer; (iii) a certified copy of the resolutions of the Acquirer's Board of Directors approving this Agreement and the issuance of shares of Acquirer capital stock hereby contemplated; and (iv) a certificate of the transfer agent of Acquirer of recent date reflecting the number of outstanding shares of capital stock of Acquirer; and (v) a copy of the letter from Acquirer's counsel to Acquirer's transfer agent confirming that the shares of Acquirer stock issued pursuant to this Agreement are duly issued.

     6.   CLOSING MATTERS

          6.1  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 9 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo
      -------
Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time on the second business day following the last to be satisfied of the conditions to closing or such other date as the parties agree (the "Closing Date"). Prior to
                                                      ------------
or concurrently with the Closing, the Articles of Merger, and such officers' certificates or other documents as may be required to effectuate the Merger will be filed with the Division. Accordingly, the Merger will become effective at the Effective Time.

          6.2  Exchange of Certificates and Cash.
               ---------------------------------

               6.2.1 As of the Effective Time, all shares of Target Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Acquirer the number of shares of Acquirer Common Stock as set forth in Section 1.1, subject to Sections 1.2 and 1.3 hereof.

               6.2.2 At and after the Effective Time, each certificate representing outstanding shares of Target Stock will represent the number of shares of Acquirer Common Stock into which such shares of Target Stock have been converted, and such shares of Acquirer Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of Target Stock will surrender (a) the certificates for such shares (the "Target Certificates") to Acquirer for
                                   -------------------
cancellation or (b) an affidavit of lost certificate (or non-issued certificate) with appropriate indemnification (the "Affidavit") in form reasonably
                                       ---------
satisfactory to Acquirer. Promptly following the Effective Time and receipt of the Target Certificates and/or the Affidavit (or any lost certificate bond required by the transfer agent if the transfer agent will not accept the indemnification in the Affidavit in lieu of the bond), Acquirer will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to Section 1.1, subject to Section 1.2 hereof, less such holder's pro rata portion of the Escrow Shares deposited into escrow pursuant to Section 1.3 hereof, and any cash payable under Section 1.2.

               6.2.3 All cash and shares of Acquirer Common Stock delivered upon the surrender of Target Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of Target Stock on the stock transfer books of Target. If, after the Effective Time, Target Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates and cash therefor will be delivered or placed in escrow as provided in this Section 6.2.

               6.2.4 Until Target Certificates representing Target Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of Acquirer Common Stock into which the shares of Target Stock will have been converted as set forth in Section 1.1, subject to the obligation to place a portion thereof in escrow as required hereby, and as set forth in Section 1.2 hereof.

          6.3  Assumption of Options and Warrants.  Promptly after the Effective
               ----------------------------------
Time, Acquirer will notify in writing each holder of a Target Option of: (i) the assumption of such Target Option by Acquirer, (ii) the conversion of such Target Options into Acquirer Options, (iii) the number of shares of Acquirer Common Stock that are then subject to such Acquirer Option and (iv) the exercise price of such Acquirer Option, all as determined pursuant to Section 1.1.2 hereof.

     7.   CONDITIONS TO OBLIGATIONS OF TARGET

     Target's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target):

          7.1  Accuracy of Representations and Warranties. The representations
               ------------------------------------------
and warranties of Acquirer set forth in Section 3 (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the representations and warranties of Acquirer set forth in
Section 3 that refer specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date shall have been accurate in all material respects as of the Agreement Date or such other specified date and Target shall have received a certificate to such effect executed on behalf of Acquirer by its Chief Executive Officer and its Chief Financial Officer.

          7.2  Covenants.  Acquirer shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Section 5 on or before the Closing Date, and Target shall have received a certificate to such effect executed on behalf of Acquirer by its Chief Executive Officer or Chief Financial Officer.

          7.3  Compliance with Law.  There shall be no order, decree, or ruling
               -------------------
by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

          7.4  Government Consents.  There shall have been obtained at or prior
               -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          7.5  No Litigation.  No litigation or proceeding initiated by a party
               -------------
other than Target or the Target Shareholders shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

          7.6  Tax Representations.  Officers of Acquirer shall have executed
               -------------------
and delivered the Officers' Certificate containing representations regarding tax matters in a form approved by the Parties' respective counsel.

          7.7  Hart-Scott-Rodino Compliance.  All applicable waiting periods
               ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

          7.8  Shareholder Approval. The principal terms of this Agreement shall
               --------------------
have been approved and adopted by the Target Shareholders, as required by applicable law and Target's Articles of Incorporation and by-laws.

          7.9  Requisite Approvals.  The principal terms of this Agreement shall
               -------------------
have been approved and adopted by Acquirer and Newco, as required by applicable law and by their respective Boards of Directors.


     8.   CONDITIONS TO OBLIGATIONS OF ACQUIRER

          The obligations of Acquirer hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquirer):

          8.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Target set forth in Section 2 (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the representations and warranties of Target set forth in
Section 2 that refer specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date shall have been accurate in all material respects as of the Agreement Date or such other specified date, and Acquirer shall have received a certificate to such effect executed on behalf of Target by its Chief Executive Officer and its Chief Financial Officer.

          8.2  Covenants.  Target shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Section 4 on or before the Closing and Acquirer shall have received a certificate to such effect signed on behalf of Target by its Chief Executive Officer and its Chief Financial Officer.

          8.3  Compliance with Law.  There shall be no order, decree, or ruling
               -------------------
by any court or governmental agency in effect that would prohibit or render illegal the transactions provided for in this Agreement.

          8.4  Government Consents.  There shall have been obtained at or prior
               -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          8.5  Consents.  Acquirer shall have received all written consents,
               --------
assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all contracts and leases of Target which if not continued would have a Material Adverse Effect on Target.

          8.6  Absence of Material Adverse Change.  Since the Latest Balance
               ----------------------------------
Sheet Date, there shall not have been any Material Adverse Change with respect to Target.


          8.7  Requisite Approvals.  The principal terms of this Agreement shall
               -------------------
have been approved and adopted by the Target Shareholders, as required by applicable law and Target's Articles of Incorporation and Bylaws, and by Target's Board of Directors.

          8.8  No Litigation.  No litigation or proceeding shall be threatened
               -------------
or pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement or which have had or could reasonably be expected to have Material Adverse Effect on Target.

          8.9  Escrow.  Acquirer shall have received the Escrow Agreement,
               ------
executed by the Representative of the Target Shareholders and the Escrow Agent, which agreement provides for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.


          8.10 Tax Representations.  Officers of Target shall have executed and
               -------------------
delivered the Officers' Certificate containing representations regarding tax matters in a form approved by the Parties' respective Counsel.

          8.11 Hart-Scott-Rodino Compliance.  All applicable waiting periods
               ----------------------------
under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

          8.12 Dissenting Shares.  The Dissenting Shares shall not constitute
               -----------------
more than 5% of the total number of shares of Target Stock outstanding immediately prior to the Effective Time.

          8.13 Noncompetition/non-solicit Agreements.  Each of J.D. Brisk, Mike
               --------------------------------------
Fahnert and Ralph Decker shall have entered into two year noncompetition/non-solicit agreements agreeing not to compete with Acquirer or Target in a form attached as Exhibit 8.13.
            ------------

          8.14 Termination of Altris Options.  All of the unvested nonemployee
               -----------------------------
options held by Altris employees shall have terminated upon the closing of the Merger.

          8.15 Cancellation of Canopy Note.  Upon the Merger and issuance of
               ---------------------------
the Canopy Acquirer Shares to Canopy Group in full satisfaction of the Canopy Note, the Canopy Note shall have been cancelled.

          8.16 Opinion of Counsel.  Acquirer shall have received an opinion of
               ------------------
Target's legal counsel in customary form.

          8.17  Canopy Customer Services Agreement.  Target and Canopy Group
                ----------------------------------
shall have entered into an agreement for Target's products and services which shall be acceptable to Acquirer.

          8.18  Investor Representation Statement.  Each of the Target
                ---------------------------------
Stockholders shall have executed and delivered to Acquirer an Investor Representation Statement in the form attached hereto as Exhibit 4.15.
                                                        ------------

          8.19  Software License Agreement.  Target and Altiris, Inc., a Utah
                --------------------------
corporation shall have entered into a Software License Agreement which shall be acceptable to Acquirer.

          8.20  Compliance with Securities Laws.  Acquirer shall be reasonably
                -------------------------------
satisfied that the issuance of Acquirer Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.


     9.   TERMINATION OF AGREEMENT

          9.1   Termination.  This Agreement may be terminated at any time prior
                -----------
to the Effective Time, whether before or after approval of the Merger by the shareholders of Target:

               (a)  by the mutual written consent of Acquirer and Target;

               (b) Upon notice by either party, if the Merger shall not have been consummated by April 1, 2000 (the "Final Date") other than as the result of
                                        ----------
a breach of this Agreement by the terminating party;

               (c) by Target, if there has been a breach by Acquirer of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquirer which has or can reasonably be expected to have a Material Adverse Effect on Acquirer and which Acquirer fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Acquirer which by its nature cannot be cured) in which case Acquirer shall pay Target's reasonable expenses not to exceed $100,000;

               (d) by Acquirer, if there has been a breach by Target of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Target which has or can reasonably be expected to have a Material Adverse Effect on Target and which Target fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Target which by its nature cannot be cured) ) in which case Target shall pay Acquirer's reasonable expenses not to exceed $100,000;

               (e) by Acquirer, if the Required Vote is not obtained to approve the Merger at or by virtue of the Stockholders' Meeting or if the Stockholders' Meeting is not for any reason held within 60 days of the Agreement Date or if Target breaches its obligations under Section 4.8 or Section 4.14; or

               (f) by either party, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

          Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

          9.2  Certain Continuing Obligations.  Subject to Section 9.3,
               ------------------------------
following any termination of this Agreement pursuant to this Section 9, the parties hereto will continue to perform their respective obligations under
Section 11 but will not be required to continue to perform their other covenants under this Agreement, except as provided in Section 9.1(c) and (d).

          9.3  No Shop Remedy. Notwithstanding Section 9.2, if Target breaches
               --------------
Section 4.8 or 4.14, and Target is subsequently acquired, merged or consolidated or its assets substantially disposed of, Target agrees to compensate Acquirer by cash payment in the amount of $1,000,000.

     10.  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
          AND REMEDIES, CONTINUING COVENANTS

          10.1 Survival of Representations.
               ---------------------------

               10.1.1  Representations of Target. All representations,
                       -------------------------
warranties and covenants of Target contained in this Agreement will remain operative and in full force and effect after the Closing regardless of any investigation made by or on behalf of the parties to this Agreement and shall expire on the first anniversary of the Closing. No claim for breach of representations, warranties or covenants shall be made unless Acquirer gives written notice to the Representative (as defined below) in reasonable detail specifying the Claim (as hereinafter defined) on or prior to the first anniversary of the Closing Date.

               Except for the obligations of Target under Section 11, the representations, warranties and covenants of Target contained in this Agreement will terminate as of the termination of this Agreement in accordance with its terms.

               10.1.2  Representations of Acquirer.  All representations and
                       ---------------------------
warranties of Acquirer contained in this Agreement will expire at Closing. All covenants will survive the Closing. Except for the obligations of Acquirer under Section 11, the representations, warranties and covenants of Acquirer contained in this Agreement will terminate as of termination of this Agreement in accordance with its terms.

          10.2 Agreement to Indemnify.
               ----------------------

               10.2.1 Indemnification. Subject to the limitations set forth in
                      ---------------
this Section 10.2, from and after the Effective Time, Acquirer and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquirer within the meaning of the Securities Act (hereinafter in this Section 10.2 referred to individually as an "Indemnified
                                                                  -----------
Person" and collectively as "Indemnified Persons") shall be indemnified and held
------                       -------------------
harmless (but only to the extent of the Escrow Shares) from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "Claims"):
                                                          ------

               (a) Arising out of any breach by Target of the representations, warranties or covenants given or made by Target in this Agreement;

               (b) Resulting from any failure of any Target Shareholders to have good, valid and marketable title to the issued and outstanding capital stock of Target held by such shareholders free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such Target Capital Stock in favor of the Merger and the other transactions contemplated hereby;

               (c) Any and all actions, suits, claims or legal, administrative, arbitrative, governmental or other proceedings or investigations against any Indemnified Person arising out of such breach.

The sole and exclusive remedy of the Indemnified Persons for any Claims arising under this Section 10.2, or any other claims for losses, damages or liabilities relating to, arising under, or in connection with this Agreement, shall be to exercise their rights to recover, under and pursuant to the Escrow Agreement, the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement.

               10.2.2  Time and Value Limitations; Basket. The provisions of
                       ----------------------------------
this Section 10.2.2 shall apply notwithstanding anything to the contrary in the Escrow Agreement. With respect to any Claim, the indemnification provided for in this Section 10.2 shall not apply unless the Acquirer gives written notice to the Representative with respect to such Claim on or prior to the first anniversary of the Closing Date. Escrow Shares shall be valued for the purposes of satisfying Claims at the Agreement Date Average Price Per Share. Indemnified Persons shall not be entitled to any indemnification payment pursuant to Section
10.2 until such time as the total amount of payments due with respect to all Claims incurred by any one or more of the Indemnified Persons exceeds $100,000 in the aggregate. If the total amount of such Claims exceeds $100,000, then the Indemnified Persons shall be entitled to be indemnified against the full amount of such Claims from the first dollar and not merely the portion of such Claims exceeding $100,000.

               10.2.3  Survival of Claims. Notwithstanding anything to the
                       ------------------
contrary, if, prior to the expiration of a particular representation or warranty, an Indemnified Person makes a claim for indemnification under either this Agreement or the Escrow Agreement with respect to a misrepresentation or breach of such representation or warranty, then the Indemnified Person's rights to indemnification under this Section 10.2 for such claim shall survive any expiration of such representation or warranty.

          10.3 Registration of Shares Issued in the Merger.
               -------------------------------------------

               (a) Acquirer shall use its reasonable best efforts to cause the Shares of Acquirer Common Stock issued in the Merger, including any and all Escrow Shares (the "Registrable Securities") to be registered under the
                    ----------------------
Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file a Registration Statement on Form S-3 ("Registration
                                                              ------------
Statement") with the SEC as soon as reasonably practical after the date hereof,
---------
but
in any event within 30 business days after closing, and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as reasonably practical thereafter; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and
                         ------
materials to Acquirer in its possession and take all such action in its control, in each case, as may be required in order to permit Acquirer to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Acquirer pursuant to this Section 10.3. Acquirer shall not be required to effect more than one
(1) registration under this Section 10.3. The offering made pursuant to such registration shall not be underwritten.

               (b) Acquirer shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 10.3(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable best efforts to cause the Registration Statement remain effective for a period ending on the last to occur of (i) the date all of the Shares registered thereunder may be sold under Rule 144 in one three-month period (assuming compliance by the Holders with the provisions thereof) or one (1) year after the Effective Time (subject to Section 10.3(c)); and (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Acquirer shall be required under the provisions hereof to cause the Registration Statement to remain current.

               (c) Notwithstanding any other provision of this Section 10.3, Acquirer shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Acquirer in good faith after consultation with counsel, but in no event more than 45 days at any time and in any event not more than three times in any twelve month period, there is in existence material undisclosed information or events with respect to Acquirer (the "Suspension Right"). In the event Acquirer exercises the Suspension Right,
      ----------------
such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Acquirer or until such time as the information or event is no longer material, each as determined in good faith by Acquirer after consultation with counsel, but in no event more than 45 days at any time and in any event not more than three times in any twelve month period. Acquirer will promptly give the Purchaser Representative notice, in a writing signed by an executive officer of Acquirer of any such suspension (the "Suspension Notice"). Acquirer agrees to notify the
                             -----------------
Purchaser Representative promptly upon termination of the suspension (the "Resumption Notice"). Upon receipt of either a Suspension Notice or Resumption
 -----------------
Notice, the Purchaser Representative shall immediately notify each Holder concerning the status of the Registration Statement. The period during which Acquirer is required to keep the Registration Statement effective shall be extended by a period equal in length to any and all periods during which open market offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right.

               (d) Acquirer shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 10.3, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of Acquirer's outside counsel and independent accountants.

               (e) To the fullest extent permitted by law, the Acquirer will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of Acquirer Common Stock being sold by such Holders pursuant to this
Section 10.3, each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 10.3 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Acquirer of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to the Acquirer and relating to action or inaction required of the Acquirer in connection with such registration; provided, however, that the Acquirer shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Acquirer by such Holder Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

               (f) To the fullest extent permitted by law, each selling Holder of Registrable Shares registered in accordance with Section 10.3 will indemnify the Acquirer, each person, if any, who controls the Acquirer within the meaning of the Securities Act or the Exchange Act, each underwriter of Acquirer Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each an "Acquirer Indemnitee") against any actions, claims, losses,
                      -------------------
damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Acquirer Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 10.3 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Acquirer by such Holder specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

               (g) Each person entitled to indemnification under this Section
10.3 (an "Indemnified Person") shall give notice to the party required to
          ------------------
provide indemnification (the "Indemnifying Person") promptly after such
                              -------------------
Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 10.3 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (h) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Acquirer or any Holder makes a claim for indemnification pursuant to this Section 10.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 10.3 provides for indemnification, in such case, then the Acquirer and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Acquirer on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Acquirer on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Acquirer on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Shares pursuant to the Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of

Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11.  MISCELLANEOUS

          11.1  Governing Law.  Except to the extent for corporate matters
                -------------
governed by the internal laws of Delaware and Utah, the internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          11.2  Assignment; Binding Upon Successors and Assigns.  No party
                -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.3  Severability.  If any provision of this Agreement, or the
                ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          11.4  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

          11.5  Amendment and Waivers.  Any term or provision of this Agreement
                ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the Target Shareholders.

          11.6  No Waiver.  The failure of any party to enforce any of the
                ---------
provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

          11.7  Notices.  Any notice or other communication required or
                -------
permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

               (i)  If to Acquirer:


                    Exodus Communications, Inc.
                    2831 Mission College Blvd.
                    Santa Clara, CA 95054
                    Attention: Adam W. Wegner, General Counsel

                    with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA 94306
                    Attention: David W. Healy, Esq.
                    Phone: (650) 494-0600
                    Fax: (650) 494-1417

               (ii) If to Target:


                    KeyLabs, Inc.
                    385 South 520 West
                    Lindon, UT 84042
                    Attention: J.D. Brisk
                    Phone: (801) 226-8200
                    Fax: (801) 226-8205

                    with a copy to:


                    Parsons Behle & Latimer
                    201 South Main Street, Suite 1800
                    Salt Lake City, Utah 84111
                    Attention: Brent Christensen, Esq.
                    Phone: (801) 532-1234
                    Fax: (801) 536-6111


or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.9.

          11.8 Construction of Agreement.  The language hereof will not be
               -------------------------
construed for or against any party based solely on that party being the drafting party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

          11.9  No Joint Venture.  Nothing contained in this Agreement will be
                ----------------
deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

          11.10  Further Assurances.  Each party agrees to cooperate fully with
                 ------------------
the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

          11.11  Public Announcement.  Acquirer and Target will issue a press
                 -------------------
release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Acquirer may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or Nasdaq Stock Market rules after reasonable consultation, where possible, with Target. Target will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. Target will take all reasonable precautions to prevent any trading in the securities of Acquirer by officers, directors, employees and agents of Target having knowledge of any material information regarding Acquirer provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement (the "Acquirer
                                                                   --------
Material Information"), until the information in question has been publicly
--------------------
disclosed. The Target Shareholders agree not to trade in the securities of Acquirer until the Acquirer Material Information has been disclosed.

          11.12  Time is of the Essence.  The parties hereto acknowledge and
                 ----------------------
agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize reasonable best efforts to satisfy all the conditions to Closing.

          11.13  Material Adverse Effect" and "Material Adverse Change" For
                 -----------------------       -----------------------
purposes of this Agreement, the terms "Material Adverse Effect" and "Material
                                       -----------------------       --------
Adverse Change" mean or refer to, with respect to any entity, any adverse
--------------
change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, material Intellectual Property rights, business, prospects or operating results of such entity, and its subsidiaries if any, taken as a whole.

          11.14  "Person" shall mean any individual, Entity or Governmental
                  ------
Body. "Entity" shall mean any corporation (including any non-profit
       ------
corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity. "Governmental Body" shall mean any: (a)
                                      -----------------
nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

          11.15  Expenses. All expenses incurred in connection with the Merger
                 --------
on behalf of Target, including, but not limited to, all accounting, legal and investment banking and other Merger related fees, shall be paid by Target's current shareholders, and not by Target or Acquirer; provided, that in the event of Closing Acquirer shall pay all reasonable and customary accounting and attorneys' fees and expenses incurred by Target in connection with the Merger, not to exceed $100,000 in the aggregate. The Target Shareholders will pay and hold Acquirer harmless from any such fees and expenses incurred in connection with the Merger in excess of $100,000. If such payment of such amounts due to be paid by Target shareholders under the preceding sentence is not made by the Target Shareholders, Acquirer will pay such fees or expenses and will be entitled to treat the amount of payment as Claims recoverable under Section 10.2 and as an uncontested claim under the Escrow Agreement.

          11.16  Absence of Third Party Beneficiary Rights.  No provisions of
                 -----------------------------------------
this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, except as specifically otherwise provided to be for the benefit of officers, directors, employees or shareholders of Target in Sections 4.13 and
5.4 (as to employees), 5.5 (as to officers and directors) and 10.3 (as to shareholders), and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          11.17  Entire Agreement.  This Agreement and the exhibits hereto,
                 ----------------
together with the Nondisclosure Agreement dated November 23, 1999, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                                               EXECUTION VERSION

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ACQUIRER                           TARGET

Exodus Communications, Inc.        KeyLabs, Inc.


By:__________________________      By:___________________________
  Ellen Hancock                       J.D. Brisk
  CEO & President                     CEO & President


NEWCO

EKLI Acquisition Corp.


By:__________________________
  Ellen Hancock
  President




                               SIGNATURE PAGE TO
                     AGREEMENT AND PLAN OF REORGANIZATION